UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2010 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement

On June 8, 2010, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, entered into a $750 million unsecured revolving credit agreement with (1) Wells Fargo Bank, N.A., as administrative agent and a lender, (2) The Royal Bank of Scotland plc, as syndication agent and a lender, (3) Banco Bilbao Vizcaya Argentaria S.A., New York Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and U.S. Bank,  N.A. as documentation agents and lenders, and (4) the following other lenders: Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Mizuho Corporate Bank (USA), Morgan Stanley Bank, N.A., Royal Bank of Canada, UBS Loan Finance LLC, Citibank, N.A., East West Bank, RBC Bank (USA), JPMorgan Chase Bank, N.A., and The Northern Trust Company.  The credit agreement will expire on February 26, 2012 unless extended.  At the Utility’s request and at the sole discretion of each lender, the credit agreement may be extended for additional periods.

The Utility intends to use $500 million of the credit capacity under the credit agreement to support its electric procurement hedging activities.  The remaining capacity of $250 million will be used for working capital purposes.

               Borrowings under the credit agreement (other than swing line loans, i.e., loans made available on a same day basis and repayable in full within 30 days) will bear interest based, at the Utility’s election, on (1) a London Interbank Overnight Rate (“LIBOR”) plus an applicable margin or (2) the base rate.  (The base rate will equal the higher of the following: the administrative agent’s announced base rate, 0.5% above the federal funds rate, or the one-month LIBOR plus an applicable margin.)  The Utility also will pay a facility fee on the total commitments of the lenders under the credit agreement.  The applicable margin for LIBOR loans and the facility fee will be based on the Utility’s senior unsecured, non-credit enhanced debt ratings issued by Standard & Poor's Ratings Services and Moody’s Investor Service.  The applicable margin for LIBOR loans will range between 1.325% and 2.000%.  The facility fee will range between 0.175% and 0.500%.

               The credit agreement contains covenants that are substantially similar to the covenants contained in the Utility’s existing $1.94 billion credit facility, which also expires on February 26, 2012.  These covenants, including covenants limiting liens, mergers, substantial asset sales and other fundamental changes, are usual and customary for credit facilities of this type.  Both credit facilities require that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter.  Also, in the event of a default by the Utility, including cross-defaults relating to specified other debt of the Utility and its significant subsidiaries in excess of $100 million, the lenders may terminate the commitments under the credit facilities and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately.  For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

               The lenders and agents under the credit agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Utility and PG&E Corporation.  These parties have received, and may in the future receive, customary compensation from the Utility and PG&E Corporation for such services.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

               The information set forth above in Item 1.01 regarding the Utility’s new credit agreement is hereby incorporated into Item 2.03(a) by reference.

Item 8.01.  Other Events

On June 8, 2010, voters in California did not approve Proposition 16, the Taxpayers Right to Vote Act, a measure supported by PG&E Corporation and the Utility as well as a coalition of other groups.  If approved, Proposition 16 would have required local governments to obtain approval from two-thirds of their voters before the local government could provide electricity service to new customers, expand existing service to new territories, or implement a community choice electricity program using public funds or debt.  The Utility’s costs to support Proposition 16 are not recoverable through customer rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: June 10, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 10, 2010	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary